Exhibit 99.1

NEWS RELEASE Contact: William J. Small Chairman, President and CEO (419) 782-5015 bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIALCORP. ANNOUNCES 2012

SECOND QUARTER EARNINGS

•	Redemption of $36 million of preferred stock
•	Diluted earnings per share for second quarter of $0.32
•	Loan Growth of $27 million during second quarter
•	Net Income of $3.9 million for 2012 second quarter, down from $4.8 million in the second quarter of 2011
•	Provision for Loan Losses of $4.1 million, up from $2.4 million in the second quarter of 2011
•	Net Interest Margin of 3.75%, down from 2011 second quarter of 3.86%

DEFIANCE, OHIO (July 23, 2012) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for its second quarter ended June 30, 2012 totaled $3.9 million, or $0.32 per diluted common share, compared to $4.8 million or $0.43 per diluted common share for the quarter ended June 30, 2011.

“The second quarter saw progress in several of our strategic areas, even as the challenges of an uncertain economy continue,” said William J. Small, Chairman, President, and Chief Executive Officer of First Defiance Financial Corp. “We are pleased to announce we were able to redeem our TARP investment along with making steady improvement in the levels of non-performing assets in the quarter. The loan growth was another strategic focus that was a highlight for the quarter. However, additional provision expense and margin compression impacted earnings performance in the period.”

Credit Quality

The second quarter results include expense for provision for loan losses of $4.1 million, compared with $2.4 million for the same period in 2011 and $3.5 million in the first quarter of 2012.

Non-performing loans totaled $45.3 million at June 30, 2012, a decrease of $3.9 million or 8% from $49.2 million at March 31, 2012. The June 30, 2012 balance included $41.7 million of loans that are on non-accrual and another $3.6 million of loans that are still accruing, but are considered non-performing because of changes in terms granted to borrowers. In addition, First Defiance had $3.5 million of real estate owned at June 30, 2012, basically flat with March 31, 2012 and down from $7.4 million at June 30, 2011. For the second quarter of 2012, First Defiance recorded net charge-offs of $6.5 million, which when annualized, represented 1.78% of average loans outstanding at June 30, 2012, down from the first quarter of 2012 level of 2.18%. The allowance for loan loss as a percentage of total loans decreased to 1.76% at June 30, 2012 from 2.24% at December 31, 2011 and 2.80% at June 30, 2011.

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“We were disappointed with the level of charge offs during the quarter which was primarily driven by continuing to adapt to regulatory guidance in the treatment of loans deemed to now be collaterally dependent ,” Small said. “Lower appraisal values continue to result in additional charges against loans previously placed on the watch list, but no longer show verifiable cash flow. Some of these loans continue to remain current on payments, but are now considered collateral dependent requiring the write down.”

Net Interest Margin down from 2011 Second Quarter

Net interest income was $17.2 million in the second quarter of 2012 compared to $17.5 million in the 2011 second quarter. Net interest margin was 3.75% for the 2012 second quarter compared to 3.78% in the first quarter of 2012 and 3.86% in the second quarter of 2011. The cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 27 basis points, to 0.73% from 1.00%, but this was offset by a decline in the yield on interest earning assets of 39 basis points, to 4.44% in the second quarter of 2012 from 4.83% in the 2011 second quarter.

“The challenges on the net interest margin in this low rate environment persist as we see continued competitive pressures on the asset yields,” said Small. “As we noted last quarter, the ability to offset declining yields on the asset side with additional reductions on the deposit side are diminishing and this will remain a challenge for margin management.”

Non-Interest Income

First Defiance’s non-interest income for the 2012 second quarter was $8.0 million compared with $6.8 million in the second quarter of 2011. Service fees and other charges were $2.7 million in the second quarter of 2012, compared with $2.7 million in the second quarter of 2011. NSF income was $1.1 million in the second quarter of 2012, down $245,000 from the second quarter of 2011. Other non-interest income decreased to $54,000 in the second quarter of 2012 from $130,000 for the same period of 2011 primarily due to a decline in the value of the assets of the deferred compensation plan. Mortgage banking income increased to $2.3 million in the second quarter of 2012 from $1.9 million in the second quarter of 2011. Gains from the sale of mortgage loans increased in the second quarter of 2012 to $2.5 million from $1.1 million in the second quarter of 2011. Mortgage loan servicing revenue remained basically flat at $832,000 in the 2012 second quarter compared with the second quarter of 2011.

The second quarter saw a continuation of the low interest rate environment which led to a negative adjustment to previously recorded mortgage servicing rights (“MSR”) impairment. First Defiance had a negative change in the valuation adjustment in mortgage servicing assets of $177,000 in the second quarter of 2012, compared with a positive valuation adjustment of $316,000 in the second quarter of 2011. The negative MSR valuation adjustment is a reflection of the decrease in the fair value of certain sectors of the Company’s portfolio of MSRs for this period. The interest rate environment that gives rise to increased mortgage origination activity also typically causes increases in MSR amortization and impairment, creating a natural hedge in the mortgage banking line of business.

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Income from the sale of insurance and investment products increased to $2.2 million for the 2012 second quarter, from $1.4 million in the same period of 2011.

“We are pleased with the overall strength in non-interest income in 2012 compared to 2011,” said Small. “We have been able to steadily increase our mortgage banking income along with increasing our insurance and investment sales revenues. We did see some offset to these increases especially related to the MSR valuation allowance, but felt the core performance was solid.”

Non-Interest Expenses

Total non-interest expense was $15.5 million for the second quarter of 2012, compared with $15.1 million in the second quarter of 2011.

Compensation and benefits expense was $8.0 million, compared to $7.5 million in the second quarter of 2011 and $8.5 million in the first quarter of 2012. The year over year increase in compensation and benefits expense is largely due to the insurance acquisition in July 2011 which added $389,000 in compensation and benefit expense to the second quarter of 2012. Other non-interest expense decreased to $3.0 million in the second quarter of 2012 from $3.2 million in the second quarter of 2011. Credit, collection and real estate owned costs were $524,000 in the second quarter of 2012 compared to $894,000 in the same period of 2011 and secondary market buy-back losses were $73,000 in the second quarter of 2012 compared to $62,000 in the same period of 2011.

TARP Investment Redemption

In June 2012, the U.S. Treasury sold its preferred stock of the Company through a public offering structured as a modified Dutch auction. The Company bid on its preferred stock in the auction after receiving approval from its regulators. The clearing price per share for the preferred shares was $962.66 (compared to a par value of $1,000.00 per share) and the Company was successful in repurchasing 16,560 of the 37,000 shares outstanding through the auction process. Included in the second quarter of 2012 operating results is $181,000 of costs incurred by the Company related to the offering. These costs are not tax-deductible. The Company had also successfully acquired an additional 19,440 shares in the secondary market prior to the end of the quarter. The net balance sheet impact was a reduction to shareholders’ equity of $35.4 million which is comprised of a decrease in preferred stock of $36.0 million and a $642,000 increase to retained earnings related to the discount on the shares repurchased. 36,000 shares of preferred stock were repurchased, none of which are held by the U.S. Treasury. In July, the Company acquired the remaining 1,000 shares to complete the entire repurchase of the 37,000 shares.

“We are very pleased to no longer be part of Treasury’s TARP program and to have totally redeemed all of the preferred shares,” said Small. “The repayment of TARP without the need for additional outside capital has been a strategic goal of the Company.”

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Year-To-Date Results

For the six month period ended June 30, 2012, net interest income totaled $34.4 million, compared with $34.7 million in the first six months of 2011. Average interest-earning assets increased to $1.892 billion for the first half of 2012, compared to $1.844 billion for the first half of 2011. Net interest margin for the first six months of 2012 was 3.76%, down 13 basis points from the 3.89% margin reported in the six month period ended June 30, 2011.

The provision for loan losses for the first half of 2012 was $7.6 million, compared to $5.2 million recorded during the first six months of 2011.

Non-interest income for the first half of 2012 was $16.4 million, compared to $12.8 million during the same period of 2011. Service fees and other charges were $5.4 million for the first half of 2012, flat compared to the first half of 2011. Mortgage banking income increased to $4.7 million in the first half of 2012, compared with $3.2 million in the first half of 2011. Insurance and investment sales revenues increased to $4.7 million for the first half of 2012, compared with $3.1 million during the first half of 2011. Non-interest income for the first half of 2012 included $425,000 of gain on the sale of securities compared with $49,000 in the first half of 2011.

Non-interest expense increased to $31.8 million for the first six months of 2012 from $31.7 million in the first half of 2011. Compensation and benefits expense increased $1.2 million in the first six months of 2012 compared to the first six months of 2011 mainly resulting from the insurance acquisition in July 2011 which added $796,000 in compensation and benefits expense in the first six months of 2012. Credit, collection and real estate owned costs have decreased $649,000 in the first six months of 2012 from the first six months of 2011 and secondary market buy-back losses have declined $218,000 in the first six months of 2012 from the first six months of 2011.

“These continue to be very challenging times which are compounded by the financial debate taking place in Washington,” said Small. “We are pleased in our ability to work with our regulators in exiting TARP ahead of our original schedule while maintaining capital above our internal target levels. While the earnings for the quarter were impacted by provision expense and margin decline, we firmly believe in our basic operating strategy and core results. Right now, we want to stay the course as much as possible and be prepared to react to all economic and regulatory challenges that may come down the road.”

Total Assets at $2.07 Billion

Total assets at June 30, 2012 were $2.07 billion, compared to $2.07 billion at December 31, 2011 and $2.5 billion at June 30, 2011. Net loans receivable (excluding loans held for sale) were $1.47 billion at June 30, 2012, compared to $1.45 billion at December 31, 2011 and $1.41 billion at June 30, 2011. Total cash and cash equivalents were $103.5 million at June 30, 2012, compared with $174.9 million at December 31, 2011 and $213.8 million at June 30, 2011. Also at June 30, 2012, goodwill and other intangible assets totaled $67.0 million, compared to $67.7 million at December 31, 2011 and $63.0 million at June 30, 2011.

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Total deposits at June 30, 2012 were $1.61 billion compared with $1.60 billion at December 31, 2011 and $1.57 billion at June 30, 2011. Non-interest bearing deposits at June 30, 2012 were $261.2 million, compared to $245.9 million at December 31, 2011 and $225.9 million at June 30, 2011. Total stockholders’ equity was $249.9 million at June 30, 2012, compared to $278.1 million at December 31, 2011 and $269.1 million at the June 30, 2011.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EST) on Tuesday, July 24, 2012 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-317-6789. A live webcast may be accessed at http://services.choruscall.com/links/fdef120724.html .

Audio replay of the Internet Web cast will be available at www.fdef.com until July 24, 2013 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 33 full service branches and 45 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance Group specializes in property and casualty and group health and life insurance, with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2011. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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Consolidated Balance Sheets

First Defiance Financial Corp.

	(Unaudited)
	June 30,	December 31,	June 30,
(in thousands)	2012	2011	2011

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$31,517	$31,931	$28,817
Interest-bearing deposits	72,000	143,000	185,000
	103,517	174,931	213,817
Securities
Available-for sale, carried at fair value	278,829	232,919	211,702
Held-to-maturity, carried at amortized cost	600	661	770
	279,429	233,580	212,472

Loans	1,500,637	1,487,076	1,449,010
Allowance for loan losses	(26,409)	(33,254)	(40,530)
Loans, net	1,474,228	1,453,822	1,408,480
Loans held for sale	13,125	13,841	12,697
Mortgage servicing rights	8,274	8,690	9,839
Accrued interest receivable	6,063	6,142	6,208
Federal Home Loan Bank stock	20,655	20,655	20,655
Bank Owned Life Insurance	41,347	35,908	35,453
Office properties and equipment	40,825	40,045	40,445
Real estate and other assets held for sale	3,538	3,628	7,388
Goodwill	61,525	61,525	57,556
Core deposit and other intangibles	5,427	6,151	5,464
Deferred taxes	-	629	4,507
Other assets	9,663	8,643	10,709
Total Assets	$2,067,616	$2,068,190	$2,045,690

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$261,211	$245,927	$225,869
Interest-bearing deposits	1,352,400	1,350,314	1,347,631
Total deposits	1,613,611	1,596,241	1,573,500
Advances from Federal Home Loan Bank	81,819	81,841	96,863
Notes payable and other interest-bearing liabilities	50,527	60,386	50,847
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	989	1,402	1,074
Deferred taxes	1,376	-	-
Other liabilities	33,341	14,110	18,184
Total liabilities	1,817,746	1,790,063	1,776,551
Stockholders’ Equity
Preferred stock, net of discount	992	36,641	36,549
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	136,025	135,825	135,547
Accumulated other comprehensive income	4,660	3,997	2,031
Retained earnings	154,500	148,010	141,386
Treasury stock, at cost	(47,312)	(47,351)	(47,379)
Total stockholders’ equity	249,870	278,127	269,139
Total Liabilities and Stockholders’ Equity	$2,067,616	$2,068,190	$2,045,690

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Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Interest Income:
Loans	$18,197	$19,841	$36,847	$40,065
Investment securities	1,994	1,768	3,777	3,366
Interest-bearing deposits	114	140	206	241
FHLB stock dividends	214	224	443	459
Total interest income	20,519	21,973	41,273	44,131
Interest Expense:
Deposits	2,116	3,263	4,485	6,857
FHLB advances and other	750	768	1,501	1,674
Subordinated debentures	310	286	641	612
Notes Payable	97	140	201	270
Total interest expense	3,273	4,457	6,828	9,413
Net interest income	17,246	17,516	34,445	34,718
Provision for loan losses	4,097	2,405	7,600	5,238
Net interest income after provision for loan losses	13,149	15,111	26,845	29,480
Non-interest Income:
Service fees and other charges	2,687	2,747	5,358	5,364
Mortgage banking income	2,258	1,906	4,704	3,194
Gain on sale of non-mortgage loans	33	195	42	299
Gain on sale of securities	382	-	425	49
Impairment on securities	-	-	-	(2)
Insurance and investment sales commissions	2,192	1,449	4,727	3,104
Trust income	169	174	323	322
Income from Bank Owned Life Insurance	219	237	439	474
Other non-interest income	54	130	396	(21)
Total Non-interest Income	7,994	6,838	16,414	12,783
Non-interest Expense:
Compensation and benefits	8,049	7,451	16,514	15,285
Occupancy	1,760	1,792	3,548	3,644
FDIC insurance premium	672	677	1,341	1,590
State franchise tax	512	542	1,026	1,084
Data processing	1,169	979	2,337	2,040
Acquisition related charges	-	135	-	135
Amortization of intangibles	349	320	724	664
Other non-interest expense	3,021	3,190	6,302	7,271
Total Non-interest Expense	15,532	15,086	31,792	31,713
Income before income taxes	5,611	6,863	11,467	10,550
Income taxes	1,690	2,113	3,393	3,140
Net Income	$3,921	$4,750	$8,074	$7,410

Dividends Accrued on Preferred Shares	(435)	(463)	(897)	(925)
Accretion on Preferred Shares	(305)	(44)	(351)	(86)

Net Income Applicable to Common Shares	$3,181	$4,243	$6,826	$6,399

Earnings per common share:
Basic	$0.33	$0.44	$0.70	$0.71
Diluted	$0.32	$0.43	$0.68	$0.70

Average Shares Outstanding:
Basic	9,729	9,724	9,728	9,006
Diluted	9,985	9,902	9,980	9,171

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Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
(dollars in thousands, except per share data)	2012	2011	% change	2012	2011	% change
Summary of Operations

Tax-equivalent interest income (1)	$20,935	$22,337	(6.3)%	$42,080	$44,838	(6.2)%
Interest expense	3,273	4,457	(26.6)	6,828	9,413	(27.5)
Tax-equivalent net interest income (1)	17,662	17,880	(1.2)	35,252	35,425	(0.5)
Provision for loan losses	4,097	2,405	70.4	7,600	5,238	45.1
Tax-equivalent NII after provision for loan loss (1)	13,565	15,475	(12.3)	27,652	30,187	(8.4)
Investment Securities gains	382	-	-	425	49	NM
Impairment losses on securities	-	-	-	-	(2)	(100.0)
Non-interest income (excluding securities gains/losses)	7,612	6,838	11.3	15,989	12,736	25.5
Non-interest expense	15,532	15,086	3.0	31,792	31,713	0.2
Income taxes	1,690	2,113	(20.0)	3,393	3,140	8.1
Net Income	3,921	4,750	(17.5)	8,074	7,410	9.0
Dividends Declared on Preferred Shares	(435)	(463)	(6.0)	(897)	(925)	(3.0)
Accretion on Preferred Shares	(305)	(44)	593.2	(351)	(86)	308.1
Net Income Applicable to Common Shares	3,181	4,243	(25.0)	6,826	6,399	6.7
Tax equivalent adjustment (1)	416	364	14.3	807	707	14.1
At Period End
Assets	2,067,616	2,045,690	1.1
Earning assets	1,885,846	1,879,834	0.3
Loans	1,500,637	1,449,010	3.6
Allowance for loan losses	26,409	40,530	(34.8)
Deposits	1,613,611	1,573,500	2.5
Stockholders’ equity	249,870	269,139	(7.2)
Average Balances
Assets	2,102,675	2,065,100	1.8	2,091,589	2,054,744	1.8
Earning assets	1,903,714	1,858,636	2.4	1,892,190	1,843,775	2.6
Deposits and interest-bearing liabilities	1,800,036	1,781,746	1.0	1,790,873	1,560,863	14.7
Loans	1,462,312	1,431,792	2.1	1,459,559	1,444,764	1.0
Deposits	1,629,094	1,591,786	2.3	1,619,685	1,591,201	1.8
Stockholders’ equity	281,031	266,544	5.4	280,440	254,035	10.4
Stockholders’ equity / assets	13.37%	12.91%	3.6	13.41%	12.36%	8.4
Per Common Share Data
Net Income
Basic	$0.33	$0.44	(25.0)	$0.70	$0.71	(1.4)
Diluted	0.32	0.43	(25.6)	0.68	0.70	(2.9)
Dividends	0.05	-	NM	0.10	-	-
Market Value:
High	$17.46	$15.00	16.4	$17.76	$15.00	18.4
Low	15.23	13.22	15.2	14.41	11.89	21.2
Close	17.12	14.69	16.5	17.12	14.69	16.5
Common Book Value	25.49	23.83	7.0	25.49	23.83	7.0
Tangible Common Book Value	18.61	17.35	7.3	18.61	17.35	7.3
Shares outstanding, end of period (000)	9,729	9,724	0.1	9,729	9,724	0.1
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.75%	3.86%	(3.0)	3.76%	3.89%	(3.2)
Return on average assets	0.75%	0.92%	(18.7)	0.77%	0.73%	6.5
Return on average equity	5.61%	7.15%	(21.5)	5.77%	5.88%	(1.8)
Efficiency ratio (2)	61.45%	61.03%	0.7	62.04%	65.85%	(5.8)
Effective tax rate	30.12%	30.79%	(2.2)	29.59%	29.76%	(0.6)
Dividend payout ratio (basic)	15.15%	0.00%	NM	14.29%	0.00%	-

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2012	2011	2012	2011

Gain from sale of mortgage loans	$2,458	$1,100	$5,002	$1,826
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	832	832	1,675	1,677
Amortization of mortgage servicing rights	(855)	(342)	(1,718)	(796)
Mortgage servicing rights valuation adjustments	(177)	316	(255)	487
	(200)	806	(298)	1,368
Total revenue from sale and servicing of mortgage loans	$2,258	$1,906	$4,704	$3,194

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended June 30,
	(dollars in thousands)
	2012			2011
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,462,312	$18,223	5.01%	$1,431,792	$19,874	5.57%
Securities	273,017	2,384	3.62%	195,790	2,099	4.36%
Interest Bearing Deposits	147,730	114	0.31%	210,050	140	0.27%
FHLB stock	20,655	214	4.17%	21,004	224	4.28%
Total interest-earning assets	1,903,714	20,935	4.44%	1,858,636	22,337	4.83%
Non-interest-earning assets	198,961			206,464
Total assets	$2,102,675			$2,065,100
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,368,144	$2,116	0.62%	$1,363,700	$3,263	0.96%
FHLB advances and other	81,823	750	3.69%	96,934	768	3.18%
Other Borrowings	52,921	97	0.74%	56,796	140	0.99%
Subordinated debentures	36,198	310	3.44%	36,230	286	3.17%
Total interest-bearing liabilities	1,539,086	3,273	0.86%	1,553,660	4,457	1.15%
Non-interest bearing deposits	260,950	-	-	228,086	-	-
Total including non-interest-bearing demand deposits	1,800,036	3,273	0.73%	1,781,746	4,457	1.00%
Other non-interest-bearing liabilities	21,608			16,810
Total liabilities	1,821,644			1,798,556
Stockholders' equity	281,031			266,544
Total liabilities and stockholders' equity	$2,102,675			$2,065,100
Net interest income; interest rate spread		$17,662	3.58%		$17,880	3.68%
Net interest margin (3)			3.75%			3.86%
Average interest-earning assets to average interest bearing liabilities			124%			120%

	Six Months Ended June 30,
	2012			2011
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,459,559	$36,902	5.08%	$1,444,764	$40,131	5.62%
Securities	255,279	4,529	3.68%	183,439	4,007	4.46%
Interest Bearing Deposits	156,697	206	0.26%	194,564	241	0.25%
FHLB stock	20,655	443	4.31%	21,008	459	4.42%
Total interest-earning assets	1,892,190	42,080	4.47%	1,843,775	44,838	4.92%
Non-interest-earning assets	199,399			210,969
Total assets	$2,091,589			$2,054,744
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,366,583	$4,485	0.66%	$1,366,853	$6,857	1.01%
FHLB advances and other	81,828	1,501	3.69%	102,342	1,674	3.31%
Other Borrowings	53,162	201	0.76%	55,438	270	0.98%
Subordinated debentures	36,198	641	3.56%	36,230	612	3.42%
Total interest-bearing liabilities	1,537,771	6,828	0.89%	1,560,863	9,413	1.22%
Non-interest bearing deposits	253,102	-	-	224,348	-	-
Total including non-interest-bearing demand deposits	1,790,873	6,828	0.77%	1,785,211	9,413	1.07%
Other non-interest-bearing liabilities	20,276			15,498
Total liabilities	1,811,149			1,800,709
Stockholders' equity	280,440			254,035
Total liabilities and stockholders' equity	$2,091,589			$2,054,744
Net interest income; interest rate spread		$35,252	3.58%		$35,425	3.70%
Net interest margin (3)			3.76%			3.89%
Average interest-earning assets to average interest bearing liabilities			123%			118%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2012	1st Qtr 2012	4th Qtr 2011	3rd Qtr 2011	2nd Qtr 2011
Summary of Operations
Tax-equivalent interest income (1)	$20,935	$21,144	$21,665	$22,052	$22,337
Interest expense	3,273	3,555	3,754	4,019	4,457
Tax-equivalent net interest income (1)	17,662	17,589	17,911	18,033	17,880
Provision for loan losses	4,097	3,503	4,099	3,097	2,405
Tax-equivalent NII after provision for loan losses (1)	13,565	14,086	13,812	14,936	15,475
Investment securities gains, including impairment	382	43	169	-	-
Non-interest income (excluding securities gains/losses)	7,612	8,376	7,707	6,857	6,838
Non-interest expense	15,532	16,259	15,589	15,462	15,086
Income taxes	1,690	1,703	1,640	1,884	2,113
Net income	3,921	4,153	4,064	4,061	4,750
Dividends Declared on Preferred Shares	(435)	(462)	(462)	(463)	(463)
Accretion on Preferred Shares	(305)	(46)	(46)	(45)	(44)
Net Income Applicable to Common Shares	3,181	3,645	3,556	3,553	4,243
Tax equivalent adjustment (1)	416	390	395	386	364
At Period End
Total assets	$2,067,616	$2,142,264	$2,068,190	$2,058,357	$2,045,690
Earning assets	1,885,846	1,966,419	1,898,152	1,887,484	1,879,834
Loans	1,500,637	1,473,955	1,487,076	1,460,514	1,449,010
Allowance for loan losses	26,409	28,833	33,254	38,110	40,530
Deposits	1,613,611	1,671,370	1,596,241	1,589,980	1,573,500
Stockholders’ equity	249,870	281,364	278,127	275,118	269,139
Stockholders’ equity / assets	12.08%	13.13%	13.45%	13.37%	13.16%
Goodwill	61,525	61,525	61,525	61,568	57,556
Average Balances
Total assets	$2,102,675	$2,080,502	$2,067,881	$2,056,111	$2,065,100
Earning assets	1,903,714	1,879,393	1,861,186	1,843,881	1,858,636
Deposits and interest-bearing liabilities	1,800,036	1,781,710	1,772,812	1,762,663	1,781,746
Loans	1,462,312	1,456,807	1,440,839	1,419,987	1,431,792
Deposits	1,629,094	1,610,275	1,594,938	1,583,173	1,591,786
Stockholders’ equity	281,031	279,848	275,848	271,736	266,544
Stockholders’ equity / assets	13.37%	13.45%	13.34%	13.22%	12.91%
Per Common Share Data
Net Income:
Basic	$0.33	$0.37	$0.37	$0.37	$0.44
Diluted	0.32	0.37	0.36	0.36	0.43
Dividends	0.05	0.05	0.05	-	-
Market Value:
High	$17.46	$17.76	$15.39	$15.51	$15.00
Low	15.23	14.41	13.00	12.60	13.22
Close	17.12	16.86	14.59	13.14	14.69
Book Value	25.49	25.06	24.74	24.43	23.83
Shares outstanding, end of period (in thousands)	9,729	9,728	9,726	9,726	9,724
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.75%	3.78%	3.83%	3.89%	3.86%
Return on average assets	0.75%	0.80%	0.78%	0.78%	0.92%
Return on average equity	5.61%	5.97%	5.85%	5.93%	7.15%
Efficiency ratio (2)	61.45%	62.62%	60.85%	62.12%	61.03%
Effective tax rate	30.12%	29.08%	28.75%	31.69%	30.79%
Common dividend payout ratio (basic)	15.15%	13.51%	13.51%	0.00%	0.00%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2012	1st Qtr 2012	4th Qtr 2011	3rd Qtr 2011	2nd Qtr 2011
Loan Portfolio Composition
One to four family residential real estate	$210,520	$202,132	$203,401	$189,669	$213,034
Construction	22,923	36,362	31,552	35,203	23,893
Commercial real estate	775,526	790,168	775,992	766,459	735,212
Commercial	372,266	326,904	349,053	339,128	336,598
Consumer finance	17,127	17,647	18,887	19,701	20,384
Home equity and improvement	112,427	114,891	122,143	124,956	127,962
Total loans	1,510,789	1,488,104	1,501,028	1,475,116	1,457,083
Less:
Loans in process	9,439	13,430	13,243	13,709	7,257
Deferred loan origination fees	713	719	709	893	816
Allowance for loan loss	26,409	28,833	33,254	38,110	40,530
Net Loans	$1,474,228	$1,445,122	$1,453,822	$1,422,404	$1,408,480

Allowance for loan loss activity
Beginning allowance	$28,833	$33,254	$38,110	$40,530	$40,798
Provision for loan losses	4,097	3,503	4,099	3,097	2,405
Credit loss charge-offs:
One to four family residential real estate	584	738	666	647	893
Commercial real estate	5,448	4,496	6,738	2,622	1,517
Commercial	486	2,666	1423	2,533	107
Consumer finance	14	41	27	36	20
Home equity and improvement	254	211	251	290	310
Total charge-offs	6,786	8,152	9,105	6,128	2,847
Total recoveries	265	228	150	611	174
Net charge-offs (recoveries)	6,521	7,924	8,955	5,517	2,673
Ending allowance	$26,409	$28,833	$33,254	$38,110	$40,530

Credit Quality
Non-accrual loans	$41,702	$45,351	$39,328	$48,297	$34,528
Restructured loans, accruing	3,581	3,820	3,380	2,934	6,242
Total non-performing loans (1)	45,283	49,171	42,708	51,231	40,770
Real estate owned (REO)	3,538	3,408	3,628	5,805	7,388
Total non-performing assets (2)	$48,821	$52,579	$46,336	$57,036	$48,158
Net charge-offs	6,521	7,924	8,955	5,517	2,673

Allowance for loan losses / loans	1.76%	1.96%	2.24%	2.61%	2.80%
Allowance for loan losses / non-performing assets	54.09%	54.84%	71.77%	66.82%	84.16%
Allowance for loan losses / non-performing loans	58.32%	58.64%	77.86%	74.39%	99.41%
Non-performing assets / loans plus REO	3.25%	3.56%	3.11%	3.89%	3.31%
Non-performing assets / total assets	2.36%	2.45%	2.24%	2.77%	2.35%
Net charge-offs / average loans (annualized)	1.78%	2.18%	2.49%	1.55%	0.75%

Deposit Balances
Non-interest-bearing demand deposits	$261,211	$265,716	$245,927	$239,594	$225,869
Interest-bearing demand deposits and money market	628,760	665,889	609,057	607,965	578,867
Savings deposits	165,699	165,325	155,101	155,244	155,021
Retail time deposits less than $100,000	370,443	383,471	428,222	429,686	444,431
Retail time deposits greater than $100,000	180,594	183,420	147,298	143,477	146,655
National/Brokered time deposits	6,904	7,549	10,636	14,014	22,657
Total deposits	$1,613,611	$1,671,370	$1,596,241	$1,589,980	$1,573,500

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired.

(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring

June 30, 2012
One to four family residential real estate	$210,520	$200,839	$1,578	$5,352	$2,751
Construction	22,923	22,923	-	-	-
Commercial real estate	775,526	744,657	1,234	29,000	635
Commercial	372,266	364,164	1,043	6,900	159
Consumer finance	17,127	16,906	217	4	-
Home equity and improvement	112,427	110,977	968	446	36
Total loans	1,510,789	$1,460,466	$5,040	$41,702	$3,581

December 31, 2011
One to four family residential real estate	$203,401	$195,752	$2,120	$3,890	$1,639
Construction	31,552	31,552	-	-	-
Commercial real estate	775,992	742,868	3,441	28,150	1,533
Commercial	349,053	341,666	334	6,884	169
Consumer finance	18,887	18,713	164	10	-
Home equity and improvement	122,143	118,869	2,841	394	39
Total loans	$1,501,028	$1,449,420	$8,900	$39,328	$3,380

June 30, 2011
One to four family residential real estate	$213,034	$202,599	$3,555	$4,368	$2,512
Construction	23,893	23,833	-	60	-
Commercial real estate	735,212	704,613	7,925	19,404	3,270
Commercial	336,598	326,101	190	10,307	-
Consumer finance	20,384	20,025	162	18	179
Home equity and improvement	127,962	124,943	2,367	371	281
Total loans	$1,457,083	$1,402,114	$14,199	$34,528	$6,242

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